EXHIBIT 99.2

Preferred RX, LLC

Contents

Unaudited Condensed Financial Statements

Balance Sheets	2

Statements of Operations	3

Statement of Members’ Equity	4

Statements of Cash Flows	5

Notes to Unaudited Condensed Financial Statements	6

Preferred RX, LLC

Unaudited Condensed Balance Sheets

	June 30, 2014	December 31, 2013
Assets

Current Assets
Cash and cash equivalents	$123,949	$107,087
Accounts receivable	277,932	192,824
Prepaid and other current assets	2,080	2,035

Total current assets	403,961	301,946

Property and equipment, net	93,835	113,864

Other assets	5,380	5,380

Total Assets	$503,176	$421,190

Liabilities and Members’ Equity
Current Liabilities
Accounts payable	$58,196	$71,712
Accrued expenses	268,935	196,838
Deferred revenue	5,074	9,464

Total Liabilities	332,205	278,014
Commitments and Contingencies (see Note 6)

Members’ Equity
Common units, no par value (1,000 units authorized, issued and outstanding as of June 30, 2014 and December 31, 2013)	-	-
Paid-in capital	159,500	143,000
Retained earnings	11,471	176

Total Members' Equity	170,971	143,176

Total Liabilities and Members' Equity	$503,176	$421,190

See accompanying notes to these unaudited condensed financial statements.

Preferred RX, LLC

Unaudited Condensed Statements of Operations

Six Months Ended June 30,	2014	2013

Net Revenues	$1,716,940	$1,312,079

Costs and expenses
Personnel expenses	1,456,021	1,124,683
Selling, general and administrative	114,374	103,180
License fee for software from member	16,500	16,500
Administrative services from related parties	6,545	9,656
Depreciation and amortization	25,854	21,593

Total costs and expenses	1,619,294	1,275,612

Operating income	97,646	36,467

Other income	597	173
Interest on member loans	-	(1,732)

Total other income (expenses)	597	(1,559)

Earnings before provision for income taxes	98,243	34,908

Income tax expense	4,948	4,123

Net Income	$93,295	$30,785
Basic and diluted income per unit	$93.30	$30.79
Weighted average units outstanding	1,000	1,000

See accompanying notes to these unaudited condensed financial statements.

Preferred RX, LLC

Unaudited Condensed Statement of Members’ Equity

	Common Interest		Paid-in	Retained
	Units	Amount	Capital	Earnings	Total

Balance December 31, 2013	1,000	$-	$143,000	$176	$143,176

Distributions to members	-	-	-	(82,000)	(82,000)

License fee for software contributed by a member	-	-	16,500	-	16,500

Net Income	-	-	-	93,295	93,295

Balance June 30, 2014	1,000	$-	$159,500	$11,471	$170,971

See accompanying notes to these unaudited condensed financial statements.

Preferred RX, LLC

Unaudited Condensed Statements of Cash Flows

Six Months Ended June 30,	2014	2013

Cash flows provided by operating activities
Net income	$93,295	$30,785
Adjustments to reconcile net income to net cash provided byoperating activities:
Depreciation and amortization	25,854	21,593
Paid-in kind interest	-	1,732
License fee for software contributed by a member	16,500	16,500
Changes in operating assets and liabilities:
Accounts receivable	(85,108)	25,076
Prepaid expenses and other assets	(45)	(169)
Accounts payable and accrued liabilities	58,581	443
Deferred revenue	(4,390)	(5,160)

Net cash provided by operating activities	104,687	90,800

Cash flows used for investing activities
Purchases of property and equipment	(5,825)	(45,788)

Net cash used for investing activities	(5,825)	(45,788)

Cash flows used for financing activities
Repayment of member loans	-	(43,829)
Distributions to members	(82,000)	-

Net cash used for financing activities	(82,000)	(43,829)

Net increase in cash	16,862	1,183

Cash and cash equivalents at beginning of period	107,087	127,590

Cash and cash equivalents at end of period	$123,949	$128,773

See accompanying notes to these unaudited condensed financial statements.

Preferred RX, LLC

Notes to Unaudited Condensed Financial Statements

1.           Basis of Presentation and Plan of Operations

Organization and Description of Regulations Operating Agreement

Preferred RX, LLC (“Preferred RX” or the “Company”) was organized as a Texas limited liability company on July 11, 2006. The Company is engaged in the business of providing pharmacy services to medical facilities and patients of the facilities, primarily the coordination of delivery of prescriptions to the facilities when their normal pharmacy is unavailable, such as nights, weekends and holidays.  The Company also provides on-call and call center solutions, including remote order entry and verification services.  The Company has pharmacy licenses in approximately 40 states and its operations are conducted from its Arlington, Texas facility.

The operations of the Company are governed by a Regulations Operating Agreement (“Agreement”) dated July 25, 2006.  Every member is entitled to vote in accordance with his or her interest in the Company held by him or her on the record date for a meeting with no varying rights among the members.  The members contribute capital to the Company in accordance with the amounts set forth in the Agreement.  As of June 30, 2014, the Company was comprised of eight members and 1,000 membership units are issued and outstanding.

The accompanying unaudited condensed financial statements should be read in conjunction with the financial statements for the years ended December 31, 2013 and 2012 of Preferred RX.  Certain information and footnote disclosures required by Generally Accepted Accounting Principles (“GAAP”) for complete annual financial statements have been omitted and, therefore, these interim financial statements should be read in conjunction with the Preferred RX’s audited financial statements for the year ended December 31, 2013 and 2012.  In the opinion of management, these financial statements, which have been prepared pursuant to the rules of the Securities and Exchange Commission and GAAP for interim financial reporting, reflect all normal and recurring adjustments necessary to state fairly the results for the interim periods.  The results of operations for the six months ended June 30, 2014 and 2013 are not necessarily indicative of those for a full year or any other interim period.

2.           Summary of Significant Accounting Policies

The summary of significant accounting policies presented below is designed to assist in understanding the Company's unaudited condensed financial statements. Such unaudited condensed financial statements and accompanying notes are the representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States (“U.S. GAAP”) in all material respects, and have been consistently applied in preparing the accompanying unaudited condensed financial statements.

Use of Estimates

The preparation of unaudited condensed financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in the unaudited condensed financial statements and accompanying notes. Significant estimates and assumptions involved include the collectability of accounts receivable and long-lived assets valuation.  Actual results could materially differ from these estimates.

Preferred RX, LLC

Notes to Unaudited Condensed Financial Statements

Risks and Uncertainties

The Company operates in a highly competitive industry that is subject to intense competition. The Company faces risks and uncertainties relating to its ability to successfully implement its business strategy. Among other things, these risks include the ability to develop and sustain revenue growth; managing and expanding operations; competition; attracting, retaining and motivating qualified personnel; maintaining and developing new strategic relationships; and the ability to anticipate and adapt to the changing markets and any changes in government regulations.

The Company's pharmacy is subject to licensing and regulation by the health, sanitation, safety, building and fire agencies in the state or municipality where located. Difficulties or failures in obtaining or maintaining the required licensing and/or approvals could prevent the continued operations of such pharmacies. Management believes that the Company is operating in compliance with all applicable laws and regulations.

Governmental Regulations

The pharmacy business is subject to extensive and often changing federal, state and local regulations, and the Company’s pharmacies are required to be licensed in the states in which they are located or do business. While management continuously monitors the effects of regulatory activity on the Company's operations and it currently has a pharmacy license for each pharmacy the Company operates, the failure to obtain or renew any regulatory approvals or licenses could adversely affect the continued operations of the Company's business.

The Company is also subject to federal and state laws that prohibit certain types of direct and indirect payments between healthcare providers. These laws, commonly known as the fraud and abuse laws, prohibit payments intended to induce or encourage the referral of patients to, or the recommendation of, a particular provider of products and/or services. Violation of these laws can result in a loss of licensure, civil and criminal penalties and exclusion from various federal and state healthcare programs. The Company expends considerable resources in connection with compliance efforts. Management believes that the Company is in compliance with federal and state regulations applicable to its business.

The Company is also impacted by the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which mandates, among other things, the adoption of standards to enhance the efficiency and simplify the administration of the healthcare system. HIPAA requires the Department of Health and Human Services to adopt standards for electronic transactions and code sets for basic healthcare transactions such as payment and remittance advice (“transaction standards”); privacy of individually identifiable healthcare information (“privacy standards”); security and electronic signatures (“security standards”), as wells as unique identifiers for providers, employers, health plans and individuals; and enforcement. The Company is required to comply with these standards and is subject to significant civil and criminal penalties for failure to do so. Management believes the Company is in compliance with these standards. There can be no assurance, however, that future changes will not occur which the Company may not be, or may have to incur significant costs to be in compliance with new standards or regulations. Management anticipates that federal and state governments will continue to review and assess alternate healthcare delivery systems, payment methodologies and operational requirements for pharmacies. Given the continuous debate regarding the cost of healthcare services, management cannot predict with any degree of certainty what additional healthcare initiatives, if any, will be implemented or the effect any future legislation or regulation will have on the Company.

Preferred RX, LLC

Notes to Unaudited Condensed Financial Statements

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less, when purchased, to be cash equivalents. The Company deposits its cash with federally insured financial institutions, which at times may have balances that exceed Federal Deposit Insurance Corp insurance limitations. Management believes the risk of loss related to the excess balances is minimal.

Accounts Receivable and Allowances

The Company's accounts receivable primarily consists of amounts due from a third party medical prescription benefit management company. Management periodically reviews the accounts receivable to assess collectability and estimate potential doubtful accounts.  Accounts receivable are written off after collection efforts have been completed in accordance with the Company’s policies.  The allowance for doubtful accounts allowance reduces the carrying value of the account receivable to their net realizable value. As of June 30, 2014 and December 31, 2013, all accounts receivable were deemed to be collectable and no accounts receivable were written off for the periods then ended.

Property and Equipment

Property and equipment are stated at cost, and are being depreciated using the straight-line method over the estimated useful lives of the related assets, which generally range between three and seven years. The Company’s property and equipment consist of computer equipment and information systems, and leasehold improvements on facility build-outs.  Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful lives of the assets or the remaining lease terms, typically five years. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement, other disposition of property and equipment or termination of a lease, the cost and accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is reflected in results of operations.

Long-lived Assets

Long-lived assets, such as property, plant, and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, impairment is recognized to the extent that the carrying amount exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.  During the six months ended June 30, 2014 and 2013, no impairments of property and equipment were recognized.

Revenue Recognition

Revenues are recognized only when the services are performed, there is evidence of an arrangement, the Company determines that the fee is fixed or determinable and collection of the fee included in the arrangement is considered probable. When determining whether the fee is considered fixed or determinable and collection is probable, the Company considers a number of factors including the creditworthiness of the customer and the contractual payment terms. If a customer is not considered creditworthy, all revenue under arrangements with that customer is recognized upon receipt of cash.

Preferred RX, LLC

Notes to Unaudited Condensed Financial Statements

For the six months ended June 30, 2014 and 2013, approximately 94% of the Company's revenues are derived from MedCall, LLC (see Note 7), a pharmacy benefit manager (“PBM”) who is responsible for servicing the clients of the PBM. The remaining 6% of the Company’s revenues are derived from pharmacy consultations to hospice facilities based on an agreed upon weekly rate.   The agreement between the Company, the PBM and the clients of the PBM includes multiple element deliverables. The Company accounts for multiple element arrangements in accordance with the guidance included in Accounting Standard Codification (“ASC”) 605-25. The multiple element arrangements entered into generally consist of bundled services which include a flat weekly billing rate for pharmacists’ services and a per-transaction billing rate to provide for the coordination of the delivery of prescriptions. Each of the Company’s billing elements is considered a separate unit of accounting due to each element having value to the customer on a stand-alone basis. The selling price for each unit of accounting is determined using management’s estimated selling price which historically has approximated the price stated in the respective contract. On the pharmacists’ services, revenues are initially recognized as deferred revenue and subsequently amortized ratably on a straight-line basis over the service period. Deferred revenue amounted to $5,074 and $9,464 at June 30, 2014 and December 31, 2013, respectively. On the coordination of the delivery of prescriptions, revenues are recognized at the per transaction billing rate at the date of the transaction for coordination of prescription deliveries.

Income Taxes

The Company is a limited liability company treated as a pass-through entity under the Internal Revenue Code.  As such, the Company does not pay federal corporate income taxes; however, its income and expenses are included in the federal income tax returns of its members.

The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the unaudited condensed financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.  There were no amounts recorded as a liability for unrecognized tax benefit in any of the periods presented.

Because the Company is a pass-through entity for federal income tax purposes and for substantially all of the state jurisdictions in which it is required to file an income tax return, the effect of any changes in tax positions that result from an examination of its tax returns are borne principally by the individual members.  Tax returns for 2009 and later are still subject to examination by the federal and state tax authorities.  Any penalties and interest assessed by taxing authorities are included in income tax expense.  There were no such amounts included in income tax expense in the periods ended June 30, 2014 and 2013.

The Company incurs state franchise taxes and the unaudited condensed financial statements include a provision for the franchise tax effect.  State franchise tax expense for the six months ended June 30, 2014 and 2013 were $4,948 and $4,123, respectively.

Preferred RX, LLC

Notes to Unaudited Condensed Financial Statements

Fair Values of Financial Instruments

We account for financial instruments in accordance with FASB ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), which provides a framework for measuring fair value and expands required disclosure about fair value measurements of assets and liabilities. ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 — Quoted prices in active markets for identical assets or liabilities.
Level 2 — Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable.
Level 3 — Unobservable inputs that are supported by little or no market activity, therefore requiring an entity to develop its own assumptions about the assumptions that market participants would use in pricing.

Management believes that the carrying amounts of the Company's financial instruments, consisting primarily of cash and cash equivalents, accounts receivable, member loans, accounts payable and accrued expenses approximated their fair values at June 30, 2014 and December 31, 2013, due to their short-term nature.

Business Segment

The Company has one operating and reporting segment consisting of providing pharmacy services to medical facilities, primarily the coordination and delivery of prescriptions to the medical facilities when the facilities’ normal pharmacy hours is unavailable. The Company’s chief operating decision maker is considered to be the Managing Partner. The chief operating decision maker allocates resources and assesses performance of the business and other activities at the single reporting segment level.

Net Income (Loss) Per Unit

Basic net income (loss) per Unit is computed by dividing the net income (loss) available to members by the weighted average number of units outstanding during the period. Diluted net income (loss) per unit is computed by dividing the net income (loss) available to members by the weighted average number of units and potentially dilutive securities outstanding during the period, using the treasury stock method. Potentially dilutive securities are excluded from the computations of diluted earnings (loss) per share if their effect would be antidilutive. For the six months ended June 30, 2014 and 2013 there were no potentially dilutive securities.

Recent Accounting Pronouncements

In July 2013, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2013-11, Presentation of Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists, an amendment to FASB ASC Topic 740, Income Taxes ("FASB ASC Topic 740"). This update clarifies that an unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the unaudited condensed financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward if such settlement is required or expected in the event the uncertain tax position is disallowed. In situations where a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction or the tax law of the jurisdiction does not require, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the unaudited condensed financial statements as a liability and should not be combined with deferred tax assets. This ASU became effective for the Company January 1, 2014 and had no material impact on its unaudited condensed financial statements and financial statement disclosures.

Preferred RX, LLC

Notes to Unaudited Condensed Financial Statements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, as a new Topic, Accounting Standards Codification Topic 606. The new revenue recognition standard provides a five-step analysis of transactions to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This guidance is effective for annual periods beginning after December 15, 2016 and shall be applied retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption (which includes additional footnote disclosures). Early adoption is not permitted. The Company is currently evaluating the impact of the Company’s pending adoption of ASU 2014-09 on the Company’s unaudited condensed financial statements and has not yet determined the method by which the Company will adopt the standard in 2017.

3.           Property and Equipment

Property and equipment consisted of the following at June 30, 2014 and December 31, 2013:

	June 30, 2014	December 31, 2013

Computer equipment and information systems	$231,064	$225,239
Leasehold improvements	24,114	24,114

	255,178	249,353

Less: accumulated depreciation and amortization	(161,343)	(135,489)

	$93,835	$113,864

4.           Line of Credit

On April 29, 2013, the Company opened a Commercial Line of Credit (“Line”) with a related party lender to support working capital needs which expired on April 10, 2014.  The Line was capped at the lower of $100,000 or a borrowing base, with borrowings bearing interest at 6.0%.  The Line was not used during its term and the line was closed upon expiration with all obligations fulfilled.  The Line was secured by the assets of the Company.  The lien by the lender was terminated with the expiration of the Line.  Fees paid on the Line were immaterial to these unaudited condensed financial statements.

Preferred RX, LLC

Notes to Unaudited Condensed Financial Statements

5.           Related Party Transactions

Transactions with related parties and their affiliates are made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other unaffiliated third parties, and do not, in the opinion of management, involve more than normal credit risk or present other unfavorable features.  For the six months ended June 30, 2014 and 2013, related parties include the following:

Four members contributed funds which were considered loans in prior years to support working capital, which bore interest at 7.0% per annum.  The loans plus accrued interest were repaid in full in December 2013.  Interest expense in the amount of $1,732 was included in the unaudited condensed statements of operations for the six months ended June 30, 2013.

During the six months ended June 30, 2014 and 2013, the Company used a company owned by a member for accounting services and incurred $6,545 and $6,056, respectively in fees which are included in Administrative services from related parties in the unaudited condensed statements of operations.  At June 30, 2014 and December 31, 2013, accounts payable to the related party were approximately $400 and $200, respectively.

During the six months ended June 30, 2013, the Company used a company owned by a member for financial consulting services and incurred approximately $3,600 in fees which are included in Administrative services from related parties in the unaudited condensed statements of operations.  At December 31, 2013, there were no amounts payable to the related party.

One of the members of the Company also serves on the board of directors of the Company’s bank.

The Company licenses its call center software from a Member and recorded a license fee of $16,500 in the unaudited condensed statements of operations for the six months ended June 30, 2014 and 2013.  The license fee is based on the estimated fair value for the use of the software and is considered as contributed paid in capital for both 2014 and 2013.

6.           Commitments and Contingencies

Legal Matters

Providing pharmacy services entails an inherent risk of medical and professional malpractice liability. The Company may be named as a defendant in such lawsuits and become subject to the attendant risk of substantial damage awards. The Company believes it possesses adequate professional and medical malpractice liability insurance coverage. There can be no assurance that the Company will not be sued, that any such lawsuit will not exceed the Company’s insurance coverage, or that it will be able to maintain such coverage at acceptable costs and on favorable terms.

From time to time, the Company may be involved in various claims, lawsuits, disputes with third parties, actions involving allegations of discrimination or breach of contract actions incidental to the normal operations of the business. In the opinion of management, the Company is not currently involved in any litigation which it believes could have a material adverse effect on the Company's financial position or results of operations.

7.           Major Customer

One customer accounted for 93.5% and 94.4% of the Company’s total revenue for the six months ended June 30, 2014 and 2013, respectively, and 95.2% and 88.5% of the Company’s total accounts receivable as of June 30, 2014 and December 31, 2013, respectively.

8.           Subsequent Events

On September 30, 2014, the Company was purchased by SMSA Gainesville Acquisition Corp. (“SMSA”), pursuant to which SMSA acquired 100% of the issued and outstanding equity securities of the Company in exchange for cash and contingent consideration.